Exhibit 99.2

Azenta Announces Actions to Support Ongoing Strategic and Governance Transformation

●	Nominates Didier Hirsch and Martin Madaus for election to the Board of Directors
●	Upon the election of Messrs. Hirsch and Madaus, seven of the Board of Directors’ ten members will have been added since 2018
●	Separately, Azenta today announced strong 2023 fourth quarter and full year fiscal 2023 earnings results, with commitment to additional $500 million in share repurchases in Fiscal 2024

BURLINGTON, Mass., November 13, 2023 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today announced a series of actions as part of the Company’s ongoing strategic and governance transformation.

In support of the Company’s transformation strategy and as part of its ongoing board refreshment process, Didier Hirsch and Martin Madaus have been nominated for election to its Board of Directors (the “Board”) at the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Two of the Board’s current independent directors will not be nominated to stand for re-election at the Annual Meeting. Following the Annual Meeting – if the new nominees are elected by stockholders – Azenta’s Board will continue to be comprised of ten directors, of which nine will be considered independent and seven will have joined the Board since 2018.

The Company has embarked on a significant strategic transformation since 2021, including the continued growth of its life sciences business, the sale of its semiconductor automation business in 2022, the implementation of cost reduction initiatives and meaningful capital return to stockholders. Azenta believes the momentum in the business is strong, as evidenced by fourth quarter 2023 earnings results separately announced today that included continued organic revenue growth, profitability gains and improving cash flow. The Company also announced it is committing to an additional $500 million in share repurchases in Fiscal 2024, completing the full $1.5 billion under its current authorization.

“We are thrilled to be able to announce these actions today and to welcome Didier and Martin to Azenta’s Board as part of our ongoing transformation,” said Steve Schwartz, President and CEO. “They both have exceptional track records of value creation in the life sciences industry, and they will bring invaluable operational, financial, and business development expertise as Azenta continues its evolution into a leading life sciences company. We also appreciate the thoughtful and constructive dialogue we have had with Politan Capital Management and our common focus on delivering value to Azenta stockholders. We look forward to working together as the Company continues its transformation.”

“Steve and his team have built a life sciences company with leadership in its markets and significant potential to deliver value,” said Quentin Koffey, Managing Partner, Politan Capital Management. “The actions announced today are a positive step towards further achieving that goal. Specifically, we are encouraged by the Company’s recent operational performance, its commitment to increased capital returns, its focus on smaller tuck-in acquisitions, the CFO transition process that led to the addition of Herman Cueto, and the changes the Company is making to its Board. We would like to thank Steve and the entire Board for a thoughtful and constructive dialogue from the outset of our engagement.”

In connection with today’s announcements, Politan has withdrawn its notice to nominate candidates for election to the Board at the Annual Meeting.

About Didier Hirsch

Didier Hirsch formerly served as the Senior Vice President and Chief Financial Officer of Agilent Technologies, Inc. from 2010 to 2018. During his tenure as Chief Financial Officer, Mr. Hirsch oversaw the transformation of Agilent, including the $4.7 billion spinoff of Keysight Technologies, Inc. in 2014. He currently serves on the Board of Directors of Knowles Corporation and Sophia Genetics SA, and previously served on the Board of Directors of Logitech International S.A. and International Rectifier Corporation until its sale to Infineon Technologies AG for $3 billion in 2015. Mr. Hirsch earned a master’s degree in computer science from Toulouse University in France, as well as a M.S. degree in industrial administration from Purdue University.

About Dr. Martin Madaus

Dr. Martin Madaus has served as a healthcare executive at The Carlyle Group Inc. since 2010, including as Chairman and Chief Executive Officer of Ortho Clinical Diagnostics Holdings PLC until 2019, which Carlyle acquired for $4.1 billion in 2014. Previously, Dr. Madaus served as the Chairman, President and Chief Executive Officer of Millipore Corporation until its sale to Merck for $7.2 billion in 2010. He currently serves on the Board of Directors of Quanterix Corporation, Repligen Corporation and Standard BioTools Inc., and previously served on the Board of Directors of Covidien and Mettler-Toledo International Inc. Dr. Madaus received a Doctor of Veterinary Medicine from the University of Munich in Germany and a Ph.D. in Veterinary Medicine from the Veterinary School of Hanover in Germany.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA CONTACTS:

Sara Silverman

Head of Investor Relations & Corporate Communications

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results and the forward-looking statements in this release to differ materially from our expectations. These statements are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about: the nominees for election to the Board, the expected impact each nominee may have on Azenta, that two current independent directors will not be nominated to stand for re-election at the 2024 Annual Meeting of Stockholders and other statements about Azenta’s 2024 Annual Meeting of Stockholders. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively, the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets Azenta serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our semiconductor automation business;

and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that future results will not be materially different from the forward-looking statements in this release. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.